UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, following certification of achievement of the pre-established performance metrics and funding levels for the 2014 PHH Corporation Management Incentive Plan (the “Plan”), the Human Capital and Compensation Committee of the Board of Directors (the “HCCC”)  of PHH Corporation approved a payment to former executive officer David E. Tucker, in the gross amount of $2,039,625. Although the MIP Plan requires that a participant be employed on the date the HCCC certifies achievement of the performance metrics to receive payment, the HCCC waived the service requirement in light of Mr. Tucker’s position elimination that was effective January 31, 2015. Mr. Tucker was employed for the entire 2014 performance period under the Plan and the amount of the payment to Mr. Tucker was determined by the HCCC based on its evaluation of Mr. Tucker’s performance during the entire period against the pre-established 2014 performance metrics and funding levels for the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated: March 3, 2015